UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

C1 FUND INC.

(Exact name of registrant as specified in its charter)

Maryland	99-4570832
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

228 Hamilton Avenue, Third Floor Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-283139

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.00001 per share (the “Common Stock”), of C1 Fund Inc., a Maryland corporation (the “Company”), under the caption “Description of Our Capital Stock” in the prospectus forming a part of the registration statement on Form N-2 (Registration Nos. 333-283139 and 811-24022) initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 12, 2024, as subsequently amended (the “Registration Statement”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus constituting part of the Registration Statement that is subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act, shall be deemed to be incorporated by reference herein. An application for listing of the Common Stock has been filed with the New York Stock Exchange.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

C1 FUND INC.

Date: August 6, 2025	By:	/s/ David Hytha
	Name:	David Hytha
	Title:	Chief Financial Officer

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